UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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KCAP Financial, Inc.

(Name of Registrant as Specified in Its Charter)

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KCAP Financial, Inc.
295 Madison Avenue, 6th Floor
New York, New York 10017

March 24, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of KCAP Financial, Inc. to be held on Tuesday, May 3, 2016 at 9:30 a.m., local time, at the office of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,

Dayl W. Pearson
President and Chief Executive Officer

KCAP Financial, Inc.

Annual Meeting of Shareholders
New York, New York

May 3, 2016

Meeting begins at 9:30 a.m. • Doors open at 9:00 a.m.
KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017

Principal executive offices of KCAP Financial, Inc.:
295 Madison Avenue, 6th Floor, New York, New York 10017
(212) 455-8300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of KCAP Financial, Inc.:

Notice is hereby given that the 2016 Annual Meeting of Shareholders of KCAP Financial, Inc. (“we,” “KCAP Financial” or the “Company”) will be held at the office of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017, on Tuesday, May 3, 2016 at 9:30 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

1.	To elect as directors three director nominees identified in the proxy statement, each for a term of three years;
2.	To approve, in a non-binding vote, the compensation paid to the Company’s named executive officers;
3.	To ratify the selection of Ernst & Young LLP as the independent registered public accountant of the Company for the fiscal year ending December 31, 2016; and
4.	To transact such other business as may properly come before the meeting.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 3, 2016: The proxy statement and 2015 annual report are available at www.proxyvote.com.

On or about March 24, 2016, the Company will begin mailing a Notice of Internet Availability of KCAP Financial’s Proxy Materials to shareholders informing them that this proxy statement, the Annual Report on Form 10-K for the year ended December 31, 2015, and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

Shareholders of record at the close of business on March 18, 2016 are entitled to notice of and to vote at the 2016 Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Edward U. Gilpin
Secretary

March 24, 2016

i

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the proxy statement and the enclosed proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed proxy, or to vote electronically through the Internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of an additional proxy solicitation. Voting your shares by the enclosed proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed form of proxy or as prompted if you vote electronically.

ii

KCAP FINANCIAL, INC.
Notice of 2016 Annual Meeting of Shareholders,
Proxy Statement and Other Information

iii

KCAP FINANCIAL, INC.
295 Madison Avenue, 6th Floor
New York, New York
(212) 455-8300

PROXY STATEMENT

The enclosed proxy, for use at the 2016 Annual Meeting of Shareholders (the “Meeting”) to be held at the office of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017, on Tuesday, May 3, 2015 at 9:30 a.m., local time, and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board”) of the Company. As used in this proxy statement, the terms “we,” “us,” “our,” “Company” or “KCAP Financial ” refer to KCAP Financial, Inc.

A shareholder may also choose to vote electronically by accessing the Internet site stated on the form of proxy or by using the toll-free telephone number stated on the form of proxy. Without affecting any vote previously taken, the proxy may be revoked by the shareholder by giving notice of revocation to KCAP Financial in writing, by accessing the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or at the meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or by voting at the meeting. All properly executed proxies received by the Board and all properly authenticated electronic votes recorded through the Internet or by telephone will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as directors of the nominees listed below under “Proposal 1: Election of Directors”; “FOR” the proposal to approve, in a non-binding vote, the compensation paid to the Company’s named executive officers; and “FOR” the ratification of the selection of Ernst & Young LLP (“EY”) as the independent registered public accountant of the Company for the current year.

KCAP Financial will bear the expense of the solicitation of proxies for the Meeting. Solicitation of proxies may be made by mail, personal interview or telephone by officers, directors and other employees of the Company. The Company will also reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in forwarding proxy materials and obtaining voting instructions from their customers.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

On or about March 24, 2016, the Company will begin mailing a Notice of Internet Availability of KCAP Financial’s Proxy Materials to shareholders informing them that this proxy statement, the Annual Report on Form 10-K for the year ended December 31, 2015, and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2016 Annual Meeting of Shareholders was the close of business on March 18, 2016 (the “Record Date”). On the Record Date, there were 37,130,433 shares of common stock, par value $0.01 per share, the Company’s only voting securities, outstanding and entitled to vote at the Meeting. Each share of the Company’s common stock is entitled to one vote. Under the Company’s bylaws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of common stock represented in person or by proxy, including shares present at the Meeting and voting for certain routine discretionary matters but for which the nominee or broker had received no authority to vote on non-discretionary matters (“broker non-votes”) and shares which abstain or do not otherwise vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present.

Vote Required for Proposal 1: Election of Directors

The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors. Abstentions and broker non-votes, if any, will not be included in vote totals and will not affect the outcome of the voting on the election of directors. According to applicable broker rules, brokers will not have discretionary authority to vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote.

The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board of Directors. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote.

Thereafter, the Board of Directors will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors’ action regarding whether to accept the resignation offer.

However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.

If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Vote Required for Proposal 2: Proposal to Approve, in a Non-Binding Vote, the Compensation Paid to the Company’s Named Executive Officers

The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting in person or by proxy is required for the approval of the resolution in this proposal. Pursuant to applicable broker rules, brokers will not have discretionary authority to vote on this proposal and, therefore, will not be included in vote totals and will not affect the outcome of the vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and will consider the outcome of the vote when making future compensation decisions. Abstentions will have the same effect as a “no” vote on the approval of the resolution in this proposal.

Vote Required for Proposal 3: Ratification of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountant for the current year. Pursuant to applicable broker rules, brokers will have discretionary authority to vote on this proposal, even absent instructions from the beneficial holders. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal. Abstentions will have the same effect as a “no” vote on this proposal.

The following table summarizes the voting requirements applicable to the proposals to be voted on at the Meeting:

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Election of Directors	Plurality of Votes Cast	No
Proposal 2: Advisory Vote on Executive Compensation	Not Applicable (Advisory Vote Only)	No
Proposal 3: Ratification of Independent Registered Public Accounting Firm	Majority of the shares present in person or represented by proxy	Yes

Additional Solicitation

If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought to permit the further solicitation of proxies. Abstentions and broker non-votes will not have any effect on the result of the vote for adjournment.

Also, a stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

PROPOSAL 1:

ELECTION OF DIRECTORS

The number of directors constituting our Board is presently set at seven directors. KCAP Financial has a classified Board currently consisting of three directors with terms expiring in 2016 (Class I), two directors with terms expiring in 2017 (Class II) and two directors with terms expiring in 2018 (Class III). At each annual meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. This year, the three Class I director nominees will stand for election to a three-year term expiring at the 2019 Annual Meeting of Shareholders. The persons named in the enclosed proxy will vote to elect C. Turney Stevens, John A. Ward, III and Dean C. Kehler as directors unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his term as a director.

Set forth below are the name, age and principal occupation of each nominee for election as a Class I director and of each continuing member of the Board. Information with respect to their business experience, other publicly-held companies on which they serve as a director and the number of shares of the Company’s common stock beneficially owned by each of them appears later in this proxy statement.

Nominees for Election (Class I Directors)

Name	Age	Position
Independent Director
C. Turney Stevens	65	Director
John A. Ward, III	70	Director
Non-Independent Director
Dean C. Kehler(1)	59	Director

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ABOVE NOMINEES.

Continuing Directors

The following directors will continue to serve after the Meeting:

Directors with Terms Expiring in 2017 (Class II Directors)

Name	Age	Position
Independent Directors
Albert G. Pastino	73	Director
C. Michael Jacobi	74	Director

Directors with Terms Expiring in 2018 (Class III Directors)

Name	Age	Position
Independent Directors(2)
Christopher Lacovara	51	Director
Non-Independent Director
Dayl W. Pearson(3)	61	Director; President and Chief Executive Officer

(1)	Mr. Kehler is not an Independent Director because he was an employee of Trimaran Advisors, a wholly-owned portfolio company of the Company until February 28, 2015.
(2)	In this proxy statement, the term “Independent Directors” refers to directors who are not “interested persons” of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).
(3)	Mr. Pearson is not an Independent Director because he is an officer of the Company.

Executive Officers (expected to continue in office through 2016)

Name	Age	Position
Dayl W. Pearson	61	Director; President and Chief Executive Officer
Edward U. Gilpin	54	Chief Financial Officer, Treasurer and Secretary
R. Jon Corless	64	Chief Investment Officer
Daniel P. Gilligan	43	Interim Chief Compliance Officer, Vice President and Director of Portfolio Administration

DIRECTOR AND EXECUTIVE OFFICER BACKGROUND INFORMATION

The following is a summary of certain biographical information concerning our directors, director nominees and executive officers:

Independent Directors

Christopher Lacovara

Mr. Lacovara is the Chairman of the Board of KCAP Financial and the Chairman of the Valuation Committee of the Board. He also serves on the Company’s Investment Committee. Mr. Lacovara joined the Board in December 2006. Mr. Lacovara is a former co-managing partner of Kohlberg & Co., L.L.C. (“Kohlberg & Co.”), a leading middle market private equity firm, which he joined in 1988, and is a member of its Investment Committee. From 1987 to 1988, he was an Associate in the Mergers and Acquisitions Department at Lazard Freres & Company. Prior to that he was a Financial Analyst in the Corporate Finance Department of Goldman, Sachs & Co. Mr. Lacovara received a A.B. from Harvard College, an M.S. from the Columbia University School of Engineering and Applied Sciences, and a J.D. from the Columbia University School of Law. Mr. Lacovara has served on the boards of directors of more than 20 privately-held and publicly-listed companies. As a result of these and other professional experiences, Mr. Lacovara possesses particular knowledge and experience in corporate finance, corporate governance, strategic planning, business evaluation and oversight and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

C. Turney Stevens

Mr. Stevens has served on KCAP Financial’s Board since December 2006, serves on the Valuation Committee and the Compensation Committee and serves as the Chair of the Nominating and Corporate Governance Committee of the Board. Mr. Stevens is a former Dean of the College of Business at Lipscomb University and continues as Dean Emeritus and Professor of Management at Lipscomb University. Mr. Stevens retired as Chairman and CEO of Harpeth Companies, LLC, a diversified financial services company that he founded and that is the parent company of Harpeth Capital, LLC and Harpeth Consulting, LLC. Prior to founding Harpeth in 1999, Mr. Stevens was a founder and Chairman of Printing Arts America, Inc. From 1986 to 1994, Mr. Stevens served in various capacities at Rodgers Capital Corporation, a middle market investment banking firm focused on mergers and acquisitions and private institutional equity transactions, including as President. In 1973, Mr. Stevens founded PlusMedia, Inc., a magazine publishing company that he later sold to a public company in 1982. Mr. Stevens began his career at Tennessee Securities, a Nashville investment banking firm, which was one of the region’s leaders in helping to capitalize early-stage and growth-stage companies. Mr. Stevens graduated from David Lipscomb University in 1972 and received an Executive M.B.A. degree from the Owen Graduate School of Management at Vanderbilt University in 1981. He is a 2007 graduate of the Directors’ College at the Anderson School of Management at UCLA and is certified as a public company director by Institutional Shareholder Services. Mr. Stevens is a founder of the Hilton and Sallie Dean institute for Corporate Governance and Integrity, and in 2009, he was named as one of the world’s 100 Most Influential Leaders in Business Ethics. He is a Board fellow of the National Association of Corporate Directors. As a result of these and other professional experiences, Mr. Stevens possesses particular knowledge and experience in ethics and governance, financial services, business management and investment banking that strengthen the Board’s collective qualifications, skills and experience.

John A. Ward, III

John A. Ward, III has served on KCAP Financial’s Board since May, 2013. He serves as Chairman of the Compensation Committee and a member of the Nominating and Governance Committee and the Audit Committee. Mr. Ward currently serves as a director of Lambro Industries, Inc., a venting solutions manufacturing company. Mr. Ward previously served as the Chairman of the Board and Chief Executive Officer of Doral Financial (NYSE:DRL), a consumer finance and bank holding company, from 2005 – 2006 and the Chairman of the Board of Directors and Chief Executive Officer of American Express Bank and President of Travelers Cheque Group from 1996 – 2000. Prior to joining American Express, Mr. Ward had a 27-year career at The Chase Manhattan Bank from 1969 to 1996 where his last position was that of Chief Executive Officer of Chase BankCard Services and an Executive Vice President of the Bank. In addition, he was the President and CEO of Chase Personal Financial Services, a retail mortgage and home equity lender and a Malcolm Baldrige National Quality Award finalist, the Senior Credit Executive for the Individual Bank (small business, middle market, private banking and consumer globally), and the Area Credit Executive for the Europe, Middle East and Africa Areas of the Global Bank. He is currently the President of the Chase Alumni Association. During his career, Mr. Ward has successfully turned around and grown a diverse group of financial services companies, both domestically and internationally. These businesses include credit cards, retail mortgages and home equity, travelers cheques, private banking, affluent financial services, correspondent banking, third party funds distribution, corporate banking, and trade and export finance. He has developed a professional knowledge and expertise in sales management and risk management in wholesale and retail credit. Mr. Ward majored in Economics & Finance at Boston College (Valedictorian) and in Finance & International Business at the Wharton Graduate School of Business of the University of Pennsylvania (Joseph Wharton Fellow). In addition to Mr. Ward’s extensive experience in the consumer credit market, his former experience with credit and risk management as Senior Credit Policy Officer at Chase Manhattan Bank is relevant to understanding the risks and opportunities that KCAP Financial faces and give him the qualifications and skill to serve as a director.

Albert G. Pastino

Mr. Pastino has served on KCAP Financial’s Board since December 2006 and is the Chair of the Audit Committee of the Board and also serves on the Compensation Committee of the Board. Mr. Pastino serves as lead independent director of the Board. Mr. Pastino is a member of Laud Collier Capital, LLC, a successor company to Revere Merchant Capital. Laud Collier is a merchant bank that makes principal investments and provides strategic advisory services to middle-market companies. Prior to Laud Collier (Revere), Mr. Pastino was a Managing Director at Kildare Capital and Amper Investment Banking where he offered advisory services focusing on capital formation, mergers and acquisitions, and financial management. After leaving an affiliate of Kohlberg & Co. in June 1997, Mr. Pastino worked as an investor, CFO and Chief Operating Officer at a variety of companies, and was involved in all aspects of financial and general management, reporting and fundraising for a variety of companies, including Aptegrity, Inc., Bolt, Inc., AmTec, Inc. and Square Earth, Inc. From 1976 to 1986, he was a partner at Deloitte & Touche LLP, and was in charge of its Emerging Business Practice in the United States. Mr. Pastino is a member of the Small Business Advisory Board of the Financial Accounting Standards Board. Mr. Pastino is a graduate of Saint Joseph’s University, and received an Executive M.B.A. degree from Fairleigh Dickinson University. He also attended the Harvard Business School Executive Management Program for Small Business and is a certified public accountant. As a result of these and other professional experiences, Mr. Pastino possesses particular knowledge and experience in corporate finance, strategic planning, and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

C. Michael Jacobi

Mr. Jacobi has served on KCAP Financial’s Board since December 2006 and serves on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Jacobi is also the owner and President of Stable House, LLC, a company engaged in real estate development. From 2001 to 2005, Mr. Jacobi served as the President, CEO and member of the board of directors of Katy Industries, Inc., a portfolio company of investment funds affiliated with Kohlberg & Co., that is involved in the manufacture and distribution of maintenance products. Mr. Jacobi was the President and CEO of Timex Corporation from 1993 to 1999, and he was a member of the board of directors of Timex Corporation from 1992 to 2000. Prior to 1993, he served Timex Corporation in senior positions in marketing, sales, finance and manufacturing. Mr. Jacobi received a B.S. from the University of Connecticut, and he is a certified public accountant. Mr. Jacobi is currently Chairman of the board of directors of Sturm, Ruger & Co., Inc. and a member of the board of directors of Webster Financial Corporation, Corrections Corporation of America and Performance Sports Group, Ltd. He serves on the audit committee of Performance Sports Group, Ltd. and as the audit committee chairman of the board of directors of Corrections Corporation of America. As a result of these and other professional experiences, Mr. Jacobi possesses particular knowledge and experience in corporate finance, accounting, investment management and corporate governance that strengthen the Board’s collective qualifications, skills and experience.

Non-Independent Directors

Dayl W. Pearson, Director, President and CEO

Mr. Pearson has served as KCAP Financial’s President and Chief Executive Officer since December 2006 and has served on KCAP Financial’s Board since June 2008. He has also served as Vice President of Katonah Debt Advisors, L.L.C. (“Katonah Debt Advisors”) since March 2008. Mr. Pearson has more than 35 years of banking and finance experience and has focused primarily on middle market credit intensive transactions, completing over $5 billion of financings over the past 16 years. From 1997 to 2006, he was a Managing Director at CIBC in the Leveraged Finance and Sponsor Coverage Group specializing in middle market debt transactions. Mr. Pearson was responsible for originating and executing more than $3 billion of transactions including senior loans, high-yield securities, mezzanine investments and equity co-investments. Prior to joining CIBC, Mr. Pearson was instrumental in developing the middle market leveraged finance business of IBJ Schroder from 1992 through 1997. In 1995, he became responsible for the entire $500 million leveraged finance portfolio and was involved in approving all new senior and mezzanine commitments. Previously, he was a senior lending officer in First Fidelity Bank’s middle market lending group primarily focused on restructurings, and prior to that Mr. Pearson invested in distressed securities. Mr. Pearson began his career at Chase Manhattan Bank after receiving a B.A. from Claremont Men’s College and an M.B.A. from the University of Chicago. As a result of these and other professional experiences, Mr. Pearson possesses particular knowledge and experience in corporate finance, leverage finance, corporate credit and portfolio management that strengthen the Board’s collective qualifications, skills and experience.

Dean C. Kehler

Mr. Kehler joined KCAP Financial's Board in February 2012 and serves on the Company's Investment Committee. Mr. Kehler is a Managing Partner of Trimaran Capital Partners, a manager of private investment funds. Prior to co-founding Trimaran, Mr. Kehler was a vice chairman of CIBC World Markets Corp. and co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp. in 1995, Mr. Kehler was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Kehler was a Managing Director at Drexel Burnham Lambert Incorporated and also worked at Lehman Brothers Kuhn Loeb Incorporated. Mr. Kehler currently serves on the Board of Directors of El Pollo Loco Holdings, Inc., Security First Corporation and Graphene Frontiers, LLC. Mr. Kehler previously served as a director of a number of public and private companies. Mr. Kehler is the Chair of the Board of Overseers of the University of Pennsylvania School of Nursing. Mr. Kehler earned his B.S. from The Wharton School of the University of Pennsylvania. Mr. Kehler possesses particular knowledge and experience in corporate finance, investment management, financial analysis and corporate governance that strengthen the Board's collective qualifications, skills and experience.

Executive Officers Who Are Not Directors

Edward U. Gilpin, Chief Financial Officer, Secretary and Treasurer

Mr. Gilpin joined KCAP Financial in June 2012 and has over 28 years of experience. Mr. Gilpin has also served as the Secretary of Trimaran Advisors and Chief Financial Officer and Secretary of Katonah Debt Advisors since June 2012. Prior to joining the Company, Mr. Gilpin served as the Chief Financial Officer at Associated Renewable Inc., an end-to-end full service energy consulting and carbon management company. From 2008 to 2010, he served as Executive Vice President and Chief Financial Officer of Ram Holdings, Ltd., a provider of financial guaranty reinsurance, and prior to that he was the Executive Vice President, Chief Financial Officer and Director of ACA Capital Holdings, Inc., a holding company that provided financial guaranty insurance and asset management services, from 2000 to 2008. Prior to joining ACA Capital, Mr. Gilpin was Vice President in the Financial Institutions Group at Prudential Securities, Inc.’s investment banking division. From 1998 to 2000, Mr. Gilpin served in the capacity of Chief Financial Officer for an ACA Capital affiliated start-up venture, developing the financial plans and spearheading the capital raising process. From 1991 to 1998, Mr. Gilpin was with MBIA, Inc., a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services, where he held various positions in the finance area. His most recent position with MBIA was Director, Chief of Staff for MBIA Insurance Company’s President. Mr. Gilpin began his career as an Assistant Vice President in the Mutual Funds Department of BHC Securities, Inc. Mr. Gilpin holds an M.B.A. from Columbia University and a B.S. from St. Lawrence University.

R. Jon Corless, Chief Investment Officer

Mr. Corless joined KCAP Financial in 2006 as part of its middle market team. Mr. Corless has over 30 years of experience in high-yield and leveraged credits. Prior to joining the Company, Mr. Corless was a Credit Risk Manager for Trimaran Debt Advisors, a CLO manager. Prior to joining Trimaran Debt Advisors, Mr. Corless spent 15 years as a Senior Credit Risk Manager for CIBC with risk management responsibility for media and telecommunications, high-yield, middle market, and mezzanine loan portfolios. Before joining CIBC, Mr. Corless worked at Bank of America NA in Corporate Finance and at Bankers Trust Company. Mr. Corless received a B.A. from Wesleyan University.

Daniel Gilligan, Vice President, Director of Portfolio Administration and Interim Chief Compliance Officer

Mr. Gilligan is the Director of Portfolio Administration responsible for overseeing the portfolio administration for all funds managed by the company’s two asset manager affiliates, Katonah Debt Advisors and Trimaran Advisors, as well as for the parent company, KCAP Financial, Inc. Mr. Gilligan has also been appointed by the Board of Directors to serve as the Interim Chief Compliance Officer, a role he previously held from 2012 to 2013. Prior to joining Katonah in 2004, Mr. Gilligan was a Relationship Officer in the Corporate Trust department for U.S. Bank (formerly State Street Corporate Trust Services), responsible for the administration of five CDO portfolios with combined assets of $2 billion. While at U.S. Bank, Mr. Gilligan was also a member of the new business development team and assisted with the closing of new CDO transactions. Prior to joining State Street in 1999, Mr. Gilligan was a Director of Management Services for Sodexho USA. Mr. Gilligan holds a B.A. from Fairfield University.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

KCAP Financial has a strong commitment to good corporate governance practices. These practices provide a framework within which KCAP Financial’s Board and management can pursue the strategic objectives of the Company and ensure its long-term growth for the benefit of shareholders. The Board reviews the Company’s corporate governance principles and practices annually. The Company has adopted corporate governance guidelines that can be found on the Corporate Governance Section of the Company’s website at www.kcapfinancial.com. For a description of the Company’s director resignation policy, see “Voting Securities  — Vote Required for Proposal 1: Election of Directors.”

Board Leadership Structure and Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

The chairman of the Board presides over all meetings of the Board. The chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the offices of chairman of the board and chief executive officer are separated. We have no fixed policy with respect to the separation of the offices of the chairman of the board and chief executive officer; however, the Board believes that the separation of the offices of the chairman of the Board and chief executive officer is an integral part of good corporate governance and the succession planning process and that it is in the best interests of the Company to make this determination from time to time. Christopher Lacovara has served as chairman of the Board since our initial public offering and is not considered an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

In June 2011, the Board designated Albert Pastino as lead independent director. Mr. Pastino’s duties as lead independent director include serving as chairman of regular Board meetings during absences of the chairman of the Board, establishing an agenda for meetings of the Independent Directors and leading such meetings, and performing such other duties as the Board may establish or delegate.

The Board is actively involved in risk oversight for the Company. Although the Board as a whole has retained oversight over the Company’s risk assessment and risk management efforts, much of the Board’s oversight efforts are conducted through the various Committees of the Board. Each Committee then regularly reports back to the full Board on the conduct of the Committee’s functions. The Board, as well as the individual Board Committees, also regularly hear directly from key officers and employees of the Company involved in risk assessment and risk management.

In particular, the Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board, financial reporting, tax, and accounting matters, as well as the Company’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of the Company’s compliance with legal and regulatory requirements, including the Company’s Code of Ethics and the Compliance Hotline.

The KCAP Compliance Hotline may be accessed at: kcapfinancial@openboard.info or 866-569-1855.

The full Board regularly reviews the efforts of each of its Committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing the Company, as well as the Company’s efforts to manage those risks.

The Board has affirmatively determined that the following directors are Independent Directors:

C. Michael Jacobi
Christopher Lacovara
Albert G. Pastino
C. Turney Stevens
John A. Ward III

In fiscal year 2015, the Board of the Company met 28 times. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. It is the Company’s policy that Board members are encouraged, but not required, to attend the Company’s annual meetings of shareholders.

Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee is currently composed of Messrs. Jacobi, Ward and Stevens, who are Independent Directors of the Company. Mr. Stevens serves as Chairman of the Nominating Committee. The Nominating Committee’s responsibilities include (i) recommending director nominees for selection by the Board; (ii) overseeing the governance of the Company; (iii) leading the Board in its annual review of the Board’s performance; (iv) recommending to the Board director nominees for each committee; and (v) recommending for approval by the Board the compensation paid to each Independent Director for serving on the Board.

In executing its power to recommend director nominees for selection by the Board, the Nominating Committee determines the requisite standards or qualifications for Board nominees. In the event that a director position is vacated or created and/or in contemplation of a shareholders’ meeting at which one or more directors are to be elected, the Nominating Committee will identify potential candidates to become members of the Board. In identifying potential candidates, the Nominating Committee may consider candidates recommended by any of the Independent Directors or by any other source the Nominating Committee deems appropriate. The Nominating Committee may, but is not required to, retain a third party search firm at the Company’s expense to identify potential candidates. The Nominating Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

The Nominating Committee will consider qualified director nominees recommended by shareholders, on the same basis it considers and evaluates candidates recommended by other sources, when such recommendations are submitted in accordance with the Company’s bylaws and other applicable laws, rules or regulations regarding director nominations. When submitting a nomination to the Company for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of shares of stock of the Company beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such shareholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required. The Company has not received any recommendations from shareholders requesting consideration of a candidate for inclusion among the Nominating Committee’s slate of nominees in this proxy statement.

In considering and evaluating candidates, the Nominating Committee may take into account a wide variety of factors, including (but not limited to):

•	availability and commitment of a candidate to attend meetings and to perform his or her responsibilities on the Board;
•	relevant business and related industry experience;
•	educational background;
•	financial expertise;

•	experience with corporate governance matters;
•	an assessment of the candidate’s ability, judgment and expertise;
•	overall diversity of the composition of the Board;
•	the percentage of the Board represented by Independent Directors and whether a candidate would qualify as an Independent Director; and
•	such other factors as the Nominating Committee deems appropriate.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, if the Nominating Committee or the Board decide not to nominate a member for re-election or if the Nominating Committee recommends to expand the size of the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria set forth above. Current Independent Directors and members of the Board provide suggestions as to individuals meeting the criteria considered by the Nominating Committee. Consultants may also be engaged to assist in identifying qualified individuals. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that the Board members represent diverse viewpoints and a diverse mix of the specific factors listed above.

In fiscal year 2015, the Nominating Committee held 3 meetings.

Valuation Committee

The Board has established a Valuation Committee. The Valuation Committee is composed of Messrs. Lacovara, Stevens and Kehler. Mr. Lacovara serves as Chairman of the Valuation Committee. The Valuation Committee is responsible for reviewing and recommending to the full Board the fair value of debt and equity securities. The Valuation Committee may utilize the services of an independent valuation firm in arriving at fair value of these securities. The Board is ultimately and solely responsible for determining the fair value of portfolio investments. The Valuation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

In fiscal year 2015, the Valuation Committee held 4 meetings.

Compensation Committee

The Board has established a Compensation Committee. The Compensation Committee is currently composed of Messrs. Pastino, Stevens and Ward. Mr. Ward serves as Chairman of the Compensation Committee. As determined by the Board, each of the members of the Compensation Committee is an Independent Director. The Compensation Committee determines compensation for KCAP Financial’s executive officers, in addition to administering the Company’s equity compensation plans. The Compensation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and non-CEO officers, making recommendations to the Board with respect to non-CEO officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making administrative and compensation decisions under equity compensation plans approved by the Board and making recommendations to the Board with respect to grants thereunder, administering cash bonuses, and implementing and administering the foregoing. In accordance with its Charter, the Compensation Committee may delegate its authority to a subcommittee.

In fiscal year 2015, the Compensation Committee held 2 meetings.

Audit Committee

The Board has established an Audit Committee. The Audit Committee is composed of Messrs. Pastino Jacobi and Ward. Mr. Pastino serves as Chairman of the Audit Committee. The Audit Committee’s functions include providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountant, the Company’s system of internal controls, the Company’s code of ethics, retaining and, if appropriate, terminating the independent registered public accountant and approving audit and non-audit services to be performed by the independent registered public accountant. The Audit Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

The Board has determined that all the members of the Audit Committee — Messrs. Pastino, Jacobi and Ward:

•	are independent, as independence for audit committee members is defined in Section 10A(m)(3) and Section 10C(a) of the Exchange Act and the SEC rules promulgated thereunder and Rule 5605(a)(2) and Rule 5605(c)(2) of The Nasdaq Global Select Market listing standards;
•	meet the requirements of Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are audit committee financial experts; and
•	possess the requisite financial sophistication required under The Nasdaq Global Select Market listing standards.

The Audit Committee has adopted a policy under which all auditing services and all permitted non-audit services to be rendered by the Company’s independent registered public accountant(s) are pre-approved.

In fiscal year 2015, the Audit Committee held 8 meetings.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board operates under a written charter adopted by the Board. The charter can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com. The Audit Committee is currently composed of Messrs. Pastino, Jacobi and Ward.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accountant is responsible for performing an independent audit of the Company’s annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States, as well as an independent audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accountant(s) in order to assure that the provision of such service does not impair the accountant’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with its independent registered public accounting firm, matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board and such other matters as the Audit Committee and its independent registered public accounting firm are required to discuss under auditing standards generally accepted in the United States. The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (as amended), as adopted by the Public Company Accounting Oversight Board, and has discussed with the firm its independence. The Audit Committee has also considered the compatibility of non-audit services with the firm’s independence.

In 2015, the Audit Committee met with members of senior management and the Company’s independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Accounting Officer under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations of the SEC and the overall certification process. At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Selection of Auditors

On March 18, 2016, upon the recommendation of the Audit Committee of the Board, the Board re-engaged Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2016, subject to ratification by our stockholders. See “Proposal 3 — Ratification of Independent Public Accounting Firm.”

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Respectfully Submitted,
The Audit Committee
Albert G. Pastino (Chair)
C. Michael Jacobi
John A. Ward, III

Code of Ethics

The Company has adopted a code of ethics that applies to its directors and officers. The code of ethics can be found on the Corporate Governance section of the Company’s website at www.kcapfinancial.com. The Company will report any amendments to or waivers of a required provision of the code of ethics on its website.

EXECUTIVE COMPENSATION

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Respectfully submitted,
Compensation Committee
John A. Ward III (Chair)
Albert G. Pastino
C. Turney Stevens

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides you with a detailed description of the Company’s executive compensation philosophy and programs, the compensation decisions that have been made under those programs, and the factors that have been considered in making those decisions. The Compensation Discussion and Analysis focuses on the compensation of the Company’s named executive officers for 2015 (referred to as “named executive officers” in this proxy statement), who were:

•	Dayl W. Pearson, President and Chief Executive Officer;
•	Edward U. Gilpin, Chief Financial Officer, Treasurer and Secretary;
•	R. Jon Corless, Chief Investment Officer; and
•	Jill Simeone, General Counsel and Chief Compliance Officer.
•	Daniel Gilligan, Vice President and Director of Portfolio Administration

As described in greater detail below, the primary objectives of the Company’s executive compensation are to attract, retain and motivate the best possible executive talent. The table below highlights our current executive compensation practices and compensation components.

Term	Definition	Comments
Base Salary	Annualized Base Salary	Rewards individual performance and may vary with Company performance; generally represents approximately 40% to 60% of total compensation for the named executive officer.
Annual Bonus	Cash reward paid to executives on an annual basis; currently based on meeting both Company and individual annual financial targets	Rewards achievement of Company and individual annual financial targets that are designed to drive the overall Company business and shareholder value; generally represents approximately 40% to 60% of total compensation of the named executive officer.
Long-Term Incentives	Long-term incentives that may provide value over multi-year period consisting of initial and annual awards; currently 100% restricted common stock	Rewards for Company’s stock price appreciation and acts as driver for longer term value. Restricted stock awards are currently viewed as the best fit for the Company.

Term	Definition	Comments
Other Benefits	Health, life and disability insurance, 401(k) plan, savings plan, and other benefits	Broad-based benefits and perquisites necessary to be competitive in the marketplace.

Termination-Based Compensation	Compensation in case of involuntary termination without cause or by the named executive officer for good reason	An integral part of the Company’s employee retention program; tied to non-competition and non-solicitation obligations on the part of the named executive officers.

Overview of Executive Compensation Principles

Unless otherwise indicated, the discussion and analysis below relates to compensation of executive officers of the Company.

Executive compensation in 2015 reflected both the financial market conditions as well as the Company’s operating performance. In determining bonus awards for 2015 and salary increases for 2016, the Compensation Committee considered the following factors:

•	Selection and maintenance of strong credit characteristics for the investment portfolio — limited defaulted assets in the investment portfolio and limited realized losses relative to the overall market for such investments;
•	Payment of a dividend primarily out of current net investment income (as may be adjusted for non-recurring items), consistent with the Company’s goal not to rely on capital gains; and
•	Comparison to compensation levels at other similar companies operating in the financial industry.

In addition, at the Company’s 2015 Annual Meeting of the Shareholders, the Company held a non-binding stockholder vote to approve the compensation paid to its named executive officers in 2014, commonly referred to as a “say-on-pay” vote. The Company’s stockholders approved such compensation by a non-binding, advisory vote with approximately 90% of the votes submitted on the proposal voting in favor of the resolution. The Board considered the results of this vote and views this vote as confirmation that the Company’s stockholders support the Company’s executive compensation policies and decisions.

The Compensation Committee awarded 2015 performance bonuses to all of the named executive officers near their existing minimum target bonus amounts.

Primary Objectives

The primary objectives of the Compensation Committee of the Board with respect to executive compensation are to attract, retain and motivate the best possible executive talent. The focus is to tie short- and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee maintains compensation plans that tie a substantial portion of executives’ overall compensation to the Company’s operational performance. The structure of the executives’ base and incentive compensation is designed to encourage and reward the following:

•	sourcing and pursuing attractively priced investment opportunities;
•	participating in comprehensive due diligence with respect to the Company’s investments;
•	ensuring the most effective allocation of capital; and
•	working efficiently and developing relationships with other professionals.

Benchmarking of Compensation

Management develops the Company’s compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the middle market lending industry and in particular other publicly-traded, internally managed business development companies (“BDCs”). The Company believes that the practices of this group of companies provide the Company with appropriate compensation benchmarks because these companies have similar organizational structures and tend to compete with the Company for executives and other employees. For benchmarking executive compensation, the Company typically reviews the compensation data the Company has collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees and a similar investment portfolio as the Company.

Pay-for-Performance Philosophy

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the fiftieth percentile of the companies with a similar number of employees represented in the compensation data the Company reviews. The Company works within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;
•	the individual’s role with the Company and the compensation paid to similar persons in the companies represented in the compensation data that the Company reviews;
•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;
•	performance goals and other expectations for the position;
•	comparison to other executives within the Company having similar levels of expertise and experience; and
•	uniqueness of industry skills.

Setting and Assessment of Performance Goals; Role of Chief Executive Officer

The Compensation Committee has also implemented an annual performance management program, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole and for each individual employee. Annual corporate goals are proposed by management and approved by the Board at the end of each calendar year for the following year. These corporate goals target the achievement of specific strategic, operational and financial milestones. Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer’s goals are approved by the Compensation Committee. Annual salary increases, annual bonuses and annual restricted stock awards granted to the Company’s employees are tied to the achievement of these corporate and individual performance goals.

The performance goals for the Company’s Chief Executive Officer and other executive management are considered in the context of the performance of the broader financial industry and are as follows:

•	achievement of the Company’s dividend objectives (emphasizing both growth and stability);
•	growth of the Company’s investment portfolio;
•	maintenance of the credit quality and financial performance of the Company’s investment portfolio; and
•	development of the Company’s human resources.

The Company believes that the current performance goals are realistic “stretch” goals that should be reasonably attainable by management.

During the fourth calendar quarter, the Company evaluates individual and corporate performance against the written goals for the recently completed year. Consistent with the Company’s compensation philosophy, each employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance and input from others within the Company. This process leads to a recommendation for annual employee salary increases, annual stock-based compensation awards and bonuses, if any, which is then reviewed and approved by the Compensation Committee. The Company’s executive officers, other than the Chief Executive Officer, submit their self-assessments to the Chief Executive Officer, who performs the individual evaluations and submits recommendations to the Compensation Committee for salary increases, bonuses and stock-based compensation awards. In the case of the Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards. For all employees, including the Company’s executive officers, annual base salary increases, annual stock-based compensation awards and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

Our Compensation Policies and Practices as They Relate to Risk Management

In accordance with the applicable disclosure requirements, to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, the Company is required to discuss those policies and practices for compensating the employees of the Company (including employees that are not named executive officers) as they relate to the Company’s risk management practices and the possibility of incentivizing risk-taking.

The Compensation Committee has evaluated the policies and practices of compensating the Company’s employees in light of the relevant factors, including the following:

•	the financial performance targets of the Company’s annual cash incentive program are the budgeted objectives that are reviewed and approved by the Board and/or the Compensation Committee;
•	bonus payouts are not based solely on corporate performance, but also require achievement of individual performance objectives;
•	bonus awards generally are not contractual entitlements, but are reviewed by the Compensation Committee and/or the Board and can be modified at their discretion;
•	the financial opportunity in the Company’s long-term incentive program is best realized through long-term appreciation of the Company’s stock price, which mitigates excessive short-term risk-taking; and
•	the allocation of compensation between cash and equity awards and the focus on stock-based compensation, primarily restricted stock awards generally vesting over a period of years, thereby mitigating against short-term risk taking.

Based on such evaluation, the Compensation Committee has determined that the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Components

The Company’s compensation package consists of the following components, each of which the Company deems instrumental in motivating and retaining its executives:

Base Salary

Base salaries for the Company’s executives are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data the Company reviews for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, the Company believes that executive base salaries should generally target the fiftieth percentile of the range of salaries for executives in similar positions and with similar responsibilities in companies of similar size to the Company. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy.

Base salaries are reviewed annually as part of the Company’s performance management program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. The Company also realigns base salaries with market levels for the same positions in companies of similar size to the Company represented in the compensation data the Company reviews if necessary and if the Company identifies significant market changes in the Company’s data analysis. Additionally, the Company adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

The Company’s compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain senior, non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate and individual performance goals. The terms of any bonus compensation that each of Messrs. Pearson, Corless, Gilpin, Gilligan and Ms. Simeone are annually entitled to are set forth in each of their respective employment agreements descriptions of which are set forth below. See “Executive Compensation — Employment Agreements.”

The amounts of the annual cash bonuses paid to the Company’s named executive officers are determined by the Compensation Committee of the Board. In each case, the annual bonus award is based on the individual performance of each of these individuals and on the performance of the Company against goals established annually by the Board, after consultation with the individual. In reviewing and approving the annual performance-based cash bonus, the Compensation Committee considered the relative achievement of the stated corporate and individual performance goals. The most significant performance factors taken into account include, but are not limited to: total investment income; net investment income; overall credit performance of the total investment portfolio; growth of the overall investment portfolio; adding resources and expanding the organization at all levels; maintaining the Company’s internal controls and compliance standards; and improving operating efficiency. All bonuses are subject to an annual increase, solely at the discretion of the Board, and in its discretion, the Compensation Committee may award bonus payments to the Company’s executives above or below the amounts specified in their respective employment agreements.

The annual bonus awards paid to the named executive officers with respect to 2015 (shown in the “Non-Equity Incentive Plan” column of the Summary Compensation Table below) were above or equal their existing minimum target bonus amounts.

Long-Term Incentives

The Company believes that long-term performance is achieved through an ownership culture that encourages long-term participation by the Company’s executive officers in equity-based awards. The 2006 Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”) currently allows the grant to executive officers of stock options, restricted stock or other stock-based awards. The Company typically makes an initial equity award to certain new senior level employees and annual grants as part of the Company’s overall compensation program. All grants of awards pursuant to the Equity Incentive Plan are approved by the Board. Although the Company has the ability to make grants of restricted stock and options under the Equity Incentive Plan, the Board currently believes that restricted stock awards are a more appropriate form of equity incentive compensation for the Company given its emphasis on growing dividend payments to its stockholders. The Equity Incentive Plan is designed to allow, but not require, the grant of awards that qualify under an exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, for “performance-based compensation.”

Initial stock-based awards.  Executives who join the Company are awarded initial grants of options or restricted stock. Options awarded as part of these grants have an exercise price equal to the fair market value of common stock on the grant date. The vesting schedule and other terms of these awards are determined by the Board. The amount of the initial award is determined based on the executive’s position with the Company and an analysis of the competitive practices of companies similar in size to the Company represented in the compensation data that the Company reviews. The initial awards are intended to provide the executive with an incentive to build value in the organization over an extended period of time. The amount of the initial award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy. The grant date for awards for existing employees is the later of the date that the Board approved the grant or the date that the Company and the employee have reached a mutual understanding as to the amount and terms of such grant. For prospective employees, the grant date is the date upon which the Company and the employee have reached an agreement regarding the terms of employment and the terms of the award granted by the Board, and the employment has commenced (thus such date is typically the first day of employment). All of the grant dates are approved by the Board or the Compensation Committee.

Annual stock-based awards.  The Company’s practice is to make annual stock based awards as part of the Company’s overall performance management program. In 2015, awards of shares of the Company’s restricted common stock were made to Messrs. Pearson, Gilpin, Corless, Gilligan and Ms. Simeone. The Compensation Committee believes that stock-based awards provide management with a strong link to long-term corporate performance and the creation of stockholder value. The Company intends that the annual aggregate value of these awards be set near competitive median levels for companies represented in the compensation data the Company reviews. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation conforms to the Company’s overall philosophy and objectives. A pool of stock-based awards is reserved for executives and other officers based on setting a target grant level for each employee category, with the higher ranked employees being eligible for a higher target grant. The Compensation Committee meets each year after the filing of the Annual Report on Form 10-K to evaluate, review and recommend for the Board’s approval the annual stock-based award design, level of award and prospective grant date of such award for each named executive officer and the Chief Executive Officer. For promotions or new hires, the Compensation Committee approves the award in advance of the grant date, and the stock-based grant is awarded on the determined date at the Company’s closing market price per share.

Other Compensation

The Company maintains broad-based benefits and perquisites that are provided to all employees, including health, life and disability insurance, a savings plan, and a 401(k) plan. The Company participates in a defined contribution plan for their executive officers and employees. In particular circumstances, the Company also utilizes cash signing bonuses when certain executives and senior non-executives join the Company. Such cash signing bonuses typically either vest during a period of less than a year or are repayable in full to the Company if the employee recipient voluntarily terminates employment with the Company prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof are determined on a case-by-case basis under the specific hiring circumstances. For example, the Company will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and/or to create an additional incentive for an executive to join the Company in a position where there is high market demand.

Termination-Based Compensation

Severance.  The terms of any severance based compensation that each of Messrs. Pearson, Corless, Gilpin, Gilligan and Ms. Simeone are entitled to are set forth in each of their respective employment agreements, descriptions of which are set forth below. See “Executive Compensation — Employment Agreements.”

Acceleration of vesting of equity-based awards.  In general, all unvested options and unvested shares of restricted common stock held by an employee are forfeited immediately upon that employee’s termination, whether or not for cause. Under the Equity Incentive Plan, however, the Board may, if it so chooses, provide in the case of any award for post-termination exercise provisions, including a provision that accelerates all or a portion of any award, but in no event may any award be exercised after its expiration date.

Conclusion

The compensation policies of the Company are designed to motivate and retain its senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2015, 2014 and 2013 to or with respect to the Company’s named executive officers.

Name and Principal Position	Year	Salary(3) ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)(3)		All Other Compensation ($)(3)(4)	Total ($)(3)
Dayl W. Pearson President and Chief Executive Officer	2015	550,000		—	385,000	—	765,000		236,817	1,936,817
	2014	500,000		—	900,000	—	800,000		189,308	2,389,309
	2013	500,000		—	1,000,000	—	850,000		112,495	2,462,495
Edward U. Gilpin Chief Financial Officer, Treasurer and Secretary	2015	400,000		—	50,000	—	350,000		154,676	954,676
	2014	365,000		—	450,000	—	400,000		148,906	1,363,906
	2013	350,000		—	600,000	—	350,000		109,734	1,409,734
R. Jon Corless Chief Investment Officer	2015	310,000		—	175,000	—	220,000		102,921	807,921
	2014	300,000		—	275,000	—	250,000		83,297	908,298
	2013	275,000		—	300,000	—	275,000		59,876	909,876
Jill Simeone(5) Former General Counsel and Chief Compliance Officer	2015	310,000		—	50,000	—	100,000	(6)	70,998	530,998
	2014	310,000		—	250,000	—	200,000		37,205	797,205
	2013	300,000	(8)	—	—	—	100,000		21,218	421,218
Daniel P. Gilligan(7) Vice President, Director of Portfolio Administration and Interim Chief Compliance Officer	2015	275,000		—	100,000	—	160,000		94,024	629,024
	2014	250,000		—	250,000	—	175,000		80,010	755,010
	2013	200,000		—	300,000	—	175,000		58,115	733,115

(1)	Represents the grant date fair market value of restricted stock grants in accordance with Financial Accounting Standards Board Accounting Standards Codification — Compensation — Stock Compensation (Topic 718) (January 2010) (“ASC 718”). Grant date fair value is based on the closing price of the Company’s common stock on the date of grant.
(2)	Annual performance-based cash bonus. As described in “— Compensation Discussion and Analysis — Compensation Components — Annual Bonus” above, the annual bonuses of the named executive officers are derived based on the performance of the Company and the individual executive relative to pre-established objectives for the year. The threshold, target and/or maximum amounts for the year 2015 bonus opportunity of each named executive officer are reported in the Grants of Plan-Based Awards in Year 2015 table below.
(3)	The amounts shown above represent the total compensation received from the Company and its affiliates. The Company may allocate compensation expense between Company and one or more of its Asset Manager Affiliates based upon expense allocation agreements.
(4)	See the 2015 All Other Compensation Table below for a breakdown of these amounts, which consist of:
•	cash dividends on restricted stock granted;
•	amounts received pursuant to the Katonah Debt Advisors Employee Savings and Profit Sharing Plan (the “Savings Plan”);
•	contributions received pursuant to a 401(k) plan;
•	life insurance premiums; and
•	disability insurance premiums.

The Savings Plan is a 401(k) plan, and the Company matches an individual’s contribution up to a pre-set amount according to a specific formula.

(5)	Ms. Simeone was named the Company’s General Counsel on July 11, 2013 and Chief Compliance Officer on August 2, 2013. Ms. Simeone stepped down as the Company’s General Counsel and Chief Compliance Officer on January 5, 2016.
(6)	Ms. Simeone received a payment of $100,000 in connection with her separation from the Company related to her 2015 non-equity incentive award.

(7)	In connection with Ms. Simeone’s departure from the Company, Mr. Gilligan assumed the role of Interim Chief Compliance Officer on January 5, 2016. He remains our Vice President, Director of Portfolio Administration.

2015 All Other Compensation Table

Name	Dividends on Restricted Stock ($)	Savings Plan ($)	401(k) Plan ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Severance Payments ($)	Total ($)
Dayl W. Pearson	194,207	29,693	5,306	155	7,456	—	236,817
Edward U. Gilpin	111,418	29,693	5,306	155	8,104	—	154,676
R. Jon Corless	62,839	29,693	5,306	155	4,928	—	102,921
Jill Simeone	27,392	29,693	5,306	155	8,452	—	70,998
Daniel P. Gilligan	55,279	29,693	5,306	155	3,591	—	94,024

Grants of Plan-Based Awards in Fiscal Year 2015

The following table shows information regarding grants of plan-based cash and equity awards during the fiscal year ended December 31, 2015 received by the named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock ($)(4)
		Threshold ($)	Target(2) ($)	Maximum ($)
Dayl W. Pearson	6/23/2015				63,115	385,000
	1/31/2016		800,000
Edward U. Gilpin	6/23/2015				8,197	50,000
	1/31/2016		400,000
R. Jon Corless	6/23/2015				28,689	175,000
	1/31/2016		250,000
Jill Simeone	6/23/2015				8,197	50,000
	1/31/2016		200,000
Daniel P. Gilligan	6/23/2015				16,393	100,000
	1/31/2016		175,000

(1)	The actual bonus awards earned with respect to 2015 and paid in January of 2016 are reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. The annual performance-based bonus may be allocated between Company and one or more of its Asset Manager Affiliates based upon expense allocation agreements.
(2)	Bonus awards in any year (or for the remaining portion of the year in the case of a mid-year hire), which could potentially be greater or lesser than the target depending on the terms of each named executive officer’s employment agreement with the Company, are determined by the Compensation Committee of the Board and are based on performance of the individual and that of the Company against goals established annually by the Board.
(3)	Awards of restricted stock granted under the Equity Incentive Plan.
(4)	Represents the grant date fair value of the shares of restricted stock in accordance with ASC 718. Grant date fair value of the shares of restricted stock is based on the closing price of the Company’s common stock on the date of grant.

Employment Agreements

The Company and/or Katonah Debt Advisors is a party to employment agreements with Messrs. Pearson, Gilpin, Corless, Gilligan and Ms. Simeone. Each of Messrs. Pearson, Gilpin and Corless receive their salary, bonus, stock awards and benefits pursuant to their employment agreements with the Company. Ms. Simeone also received her salary, bonus, stock awards and benefits pursuant to her employment agreement with the Company. Mr. Gilligan receives his salary, bonus and benefits pursuant to his employment agreement with Katonah Debt Advisors.

Employment Agreements with Dayl W. Pearson, Edward U. Gilpin and R. Jon Corless

On June 1, 2012, Mr. Gilpin entered into an employment agreement with the Company providing for an initial term ending on December 31, 2013, subject to automatic one-year renewals thereafter (unless either party provides prior written notice not later than 30 days prior to the expiration of the term of his or its decision not to extend the term of employment). Under the employment agreement, Mr. Gilpin is entitled to receive an annual base salary of $400,000 (subject to increase from time to time in the discretion of the Board of Directors) and an annual performance-based cash bonus with a targeted amount of $400,000 to be paid on or before January 31 of the succeeding calendar year based on his performance and that of the Company against goals established annually by the Board. In addition, Mr. Gilpin is eligible to participate in all employee benefit plans of the Company available to employees. The employment agreement also provides that if Mr. Gilpin’s employment is terminated by the Company without cause or by him for good reason (each as defined in Mr. Gilpin’s employment agreement) or as a result of death or disability, he (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement (or, if greater, twelve months after such termination); provided that the Company may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month anniversary of such termination so long as the Company releases Mr. Gilpin from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; (iv) any bonus compensation to which he is entitled in respect of the year of termination, prorated to the date of termination; and (v) in the case of a termination by the Company without cause or by Mr. Gilpin for good reason, continued annual bonuses at 50% of the target amount during the period of base salary continuation, pro rated with respect to partial years, all on the condition that he sign a release of claims and subject to his compliance with his non-compete, non-solicitation, and confidentiality obligations. In addition, Mr. Gilpin’s employment agreement was amended effective as of April 22, 2013 to eliminate a change in control protection provision. That provision, which is no longer in effect after April 22, 2013, provided that following a change in control of the Company, Mr. Gilpin would have been entitled to the benefits described above if he terminates for any reason in the 90 days after the change in control, and the Company’s ability to elect to cease the continuation of base salary and contributions to health insurance premiums would have applied after twelve months rather than six months.

As amended on June 27, 2012, each of the employment agreements of Messrs. Pearson and Corless with the Company provides for an initial term ending on December 31, 2013 (subject to automatic one-year renewals thereafter as provided in their previous agreements) unless either party provides prior written notice (not later than 30 days prior to the expiration of the term) of his or its decision not to extend the term of the employment agreement. Under their respective employment agreements, Messrs. Pearson and Corless are entitled to receive an annual base salary of $550,000 and $310,000, respectively, and are eligible to earn annual discretionary performance-based cash bonuses with targeted amounts of $800,000 and $250,000, respectively, to be paid, in each case, on or about January 31 of the succeeding calendar year. The employment agreements provide that if the executive’s employment is terminated by the Company without cause or by the executive for good reason (each as defined in the applicable employment agreement) or as a result of death or disability, the executive (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement (or, if greater, six months after such termination); provided, that if the remaining term of the agreement exceeds six months, the Company may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month anniversary of such termination so long as the Company releases the executive from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which the executive is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that the executive sign a release of claims. In addition, the employment agreements were amended effective as of April 22, 2013 to eliminate a change in control protection provision. That provision, which is no longer in effect after April 22, 2013, provided that in addition to the benefits described above, the executive would have been entitled to a further six months of base salary and contributions toward health insurance premiums (i.e., for a total of one year) if he was terminated by the Company within 90 days following a change in control involving the Company.

Employment Agreement with Daniel P. Gilligan

As amended on June 27, 2012, Mr. Gilligan’s employment agreement with Katonah Debt Advisors provides for an initial term ending on December 31, 2013 (subject to automatic one-year renewals thereafter as provided in their previous agreements) unless either party provides prior written notice (not later than 30 days prior to the expiration of the term) of his or its decision not to extend the term of the employment agreement. Under the employment agreement, Mr. Gilligan is entitled to receive an annual base salary of $275,000 and is eligible to earn an annual discretionary bonus, targeted at $175,000, to be paid on or about January 31 of the succeeding calendar year. The employment agreement provides that if the executive’s employment is terminated by Katonah Debt Advisors without cause or by the executive for good reason (each as defined in the applicable employment agreement) or as a result of death or disability, the executive (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement; provided, that if the remaining term of the agreement exceeds six months, Katonah Debt Advisors may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month anniversary of such termination so long as Katonah Debt Advisors releases the executive from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which the executive is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that the executive sign a release of claims. In addition, the employment agreement was amended effective as of April 22, 2013 to eliminate a change in control protection provision. That provision, which is no longer in effect after April 22, 2013, provided that in addition to the benefits described above, the executive would have been entitled to a further six months of base salary and contributions toward health insurance premiums (i.e., for a total of one year) if he was terminated by Katonah Debt Advisors within 90 days following a change in control involving the Company.

Employment Agreement with Jill Simeone

On June 11, 2013, Ms. Simeone entered into an employment agreement with the Company providing for an initial term ending on December 31, 2013, subject to automatic one year renewals thereafter (unless previously terminated by either party). Under the employment agreement, Ms. Simeone is entitled to receive an annual base salary of $310,000 (subject to increase from time to time in the discretion of the Board of Directors) and an annual performance-based cash bonus with a targeted amount of $200,000 to be paid on or before January 31 of the succeeding calendar year based on her performance and that of the Company against goals established annually by the Board. The employment agreement provides that if Ms. Simeone is terminated by the Company without cause (as defined in the employment agreement), Ms. Simeone will be entitled to receive (i) her base salary and contributions toward health insurance premiums for the remaining term of the agreement; provided that the Company may elect to cease continuation of base salary and contributions toward health insurance premiums at any point after Ms. Simeone has received 3 months such payments, so long as the Company releases Ms. Simeone from her remaining non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used as of that date; and (iv) any bonus compensation to which Ms. Simeone is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that Ms. Simeone sign a release of claims. In the event of a termination due to the expiration of the employment agreement’s term, non-renewal of the employment agreement, death, or disability, Ms. Simeone will be entitled to receive (i) any base salary earned but not paid through the date of termination; (ii) vacation time accrued but not used as of that date; and (iii) any bonus compensation to which Ms. Simeone is entitled in respect of the year of termination, prorated to the date of termination. Ms. Simeone stepped down as the Company’s General Counsel and Chief Compliance Officer on January 5, 2016.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table shows unvested stock awards outstanding on December 31, 2015, the last day of the Company’s fiscal year, held by each of the named executive officers. There were no stock options awards held by any of the named executive officers outstanding on December 31, 2015.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
Dayl W. Pearson	239,144	973,316
Edward U. Gilpin	117,394	477,794
R. Jon Corless	81,962	333,585
Jill Simeone	31,373	127,688
Daniel P. Gilligan	67,347	274,102

(1)	Computed by multiplying the number of unvested outstanding shares of restricted stock by $4.07, the closing market price of the Company’s common stock on December 31, 2015, the end of the last completed fiscal year.

Option Exercises and Stock Vested in Fiscal Year 2015

The named executive officers did not hold or exercise any stock options during the fiscal year ended December 31, 2015. The shares of restricted stock held by the named executive officers that vested in the fiscal year ended December 31, 2015 are set forth in the table below.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dayl W. Pearson	17,055	103,524
Edward U. Gilpin	16,281	98,826
R. Jon Corless	5,357	32,517
Daniel P. Gilligan	4,870	29,561
Jill Simeone	4,410	26,769

Pension Benefits

The Company does not have any defined benefit pension plans.

Nonqualified Deferred Compensation

The Company does not have any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change of Control

Termination of Employment and Change of Control Arrangements

Change of Control Arrangements in the Company’s Equity Incentive Plan

Under the Equity Incentive Plan, in the event of a Covered Transaction (as defined below), all outstanding, unexercised options, restricted stock awards and other stock-based awards granted under the Equity Incentive Plan will terminate and cease to be exercisable, and all other awards to the extent not fully vested (including awards subject to conditions not yet satisfied or determined) will be forfeited, provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction take any (or any combination of) the following actions, as to some or all outstanding awards:

•	make any outstanding option exercisable in full;

•	remove any performance or other conditions or restrictions on any award;
•	in the event of a Covered Transaction under the terms of which holders of the shares of the Company will receive upon consummation thereof a payment for each such share surrendered in the Covered Transaction (whether cash, non-cash or a combination of the foregoing), make or provide for a payment (with respect to some or all of the awards) to the participant equal in the case of each affected award to the difference between (A) the fair market value of a share of common stock times the numbers of shares subject to such outstanding award (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all shares subject to such outstanding award, in each case on such payment terms (which need not be the same as the terms of payment to holders of shares) and other terms, and subject to such conditions, as the Board determines; and
•	with respect to an outstanding award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or any affiliate of such an entity, at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in the three preceding bullets, arrange to have such surviving or acquiring entity or affiliate assume any award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Board is substantially equivalent to any award being replaced.

Under the Equity Incentive Plan, a “Covered Transaction” is a (i) sale of shares of the Company’s common stock, consolidation, merger, or similar transaction or series of related transactions in which KCAP Financial is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding shares of common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

Termination of Employment Provisions in the Company’s Equity Incentive Plan

Unless the Board expressly provides otherwise, immediately upon the cessation of employment or services of a participant in the Equity Incentive Plan, all awards to the extent not already vested terminate and all awards requiring exercise cease to be exercisable and terminate, except that:

•	When a participant’s employment or services are ceased for Cause (as defined below), all options, vested and unvested, immediately terminate and unvested restricted stock is forfeited;
•	For vested options held by a participant immediately prior to his or her death, to the extent then exercisable, the options remain exercisable for the lesser of a period of 180 days following the participant’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of employment or services; and
•	In all other cases, all vested options held by the participant immediately prior to the cessation of his or her employment, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of employment or services.

Under the Equity Incentive Plan, “Cause” has the same meaning as provided in the employment agreement between the participant and the Company or its affiliate, provided that if the participant is not a party to any such agreement, “Cause” means (i) the participant’s chronic alcoholism or drug addiction; (ii) fraud, embezzlement, theft, dishonesty, or any deliberate misappropriation of any material amount of money or other assets or property of the Company or any of its affiliates by the participant; (iii) willful failure to perform, or gross negligence in the performance of, the participant’s duties and responsibilities to the Company and its affiliates; (iv) the participant’s material breach of any agreement between the participant and the Company or its affiliates, except where the breach is caused by incapacity or disability of the participant; (v) a charge, indictment or conviction of, or plea of nolo contendere by, the participant to a felony or other crime involving moral turpitude; (vi) the participant’s material breach of his fiduciary duties as an officer, trustee or director of the Company or any of its affiliates; (vii) the participant’s willful refusal or failure to carry out a lawful and reasonable written directive of the Board or its designee, which failure or refusal does not cease within 15 days after written notice of such failure is given to the participant by the Company; or (viii) the participant’s willful misconduct which has, or could be reasonably expected to have, a material adverse effect upon the business, interests or reputation of the Company or any of its affiliates.

The Board may provide in the case of any award for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former employee (or, in the case of a former employee who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the award not exercisable immediately prior to termination of employment or other service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of employment or services.

Termination of Employment Provisions in Employment Agreements

The termination provisions are set forth in the discussion of the employment agreements above.

The following table sets forth estimated payment obligations to each of the named executive officers, other than Ms. Simeone, assuming a termination date of December 31, 2015. Ms. Simeone, who stepped down as the Company’s General Counsel and Chief Compliance Officer on January 5, 2016, received a payment of $100,000 in connection with her separation from the Company related to her 2015 non-equity incentive award.

Name	Termination by Company Without Cause or by Employee for Good Reason ($)(1)	Termination by Company for Cause ($)	Voluntary Termination ($)(2)	Disability ($)	Death ($)
Dayl W. Pearson
Severance payment(3)	550,000	—	—	550,000	550,000
Prorata bonus(4)	800,000	—	—	800,000	800,000
Accrued and unused vacation time(5)	0 – 52,885	0 – 52,885	0 – 52,885	0 – 52,885	0 – 52,885
Insurance benefits(6)	63,850	—	—	63,850	63,850
TOTAL:	1,413,850 – 1,466,735	0 – 52,885	0 – 52,885	1,413,850 – 1,466,735	1,413,850 – 1,466,735
Edward U. Gilpin
Severance payment(3)	400,000	—	—	400,000	400,000
Prorata bonus(4)	400,000	—	—	400,000	400,000
Accrued and unused vacation time(5)	0 – 38,462	0 – 38,462	0 – 38,462	0 – 38,462	0 – 38,462
Insurance benefits(6)	63,850	—	—	63,850	63,850
TOTAL:	863,850 – 902,312	0 – 38,462	0 – 38,462	863,850 – 902,312	863,850 – 902,312
R. Jon Corless
Severance payment(3)	310,000	—	—	310,000	310,000
Prorata bonus(4)	250,000	—	—	250,000	250,000
Accrued and unused vacation time(5)	0 – 29,808	0 – 29,808	0 – 29,808	0 – 29,808	0 – 29,808
Insurance benefits(6)	63,850	—	—	63,850	63,850
TOTAL:	623,850 – 653,658	0 – 29,808	0 – 29,808	623,850 – 653,658	623,850 – 653,658
Daniel P. Gilligan
Severance payment(3)	275,000	—	—	275,000	275,000
Prorata bonus(4)	175,000	—	—	175,000	175,000
Accrued and unused vacation time(5)	0 – 26,442	0 – 26,442	0 – 26,442	0 – 26,442	0 – 26,442
Insurance benefits(6)	63,850	—	—	63,219	63,219
TOTAL:	513,850 – 540,292	0 – 26,442	0 – 26,442	513,850 – 540,292	513,850 – 540,292

(1)	This column reflects payments to the employee for base salaries and health insurance premiums for the remaining term of their employment agreements, as well as the target bonus established for each executive.
(2)	Voluntary termination other than for good reason.
(3)	Assumes the Company does not reduce the severance payments in return for a release of the remaining noncompete obligations as provided in the employment agreements.
(4)	Pro rata bonus for year of termination, based on full year of employment.
(5)	Accrued and unused vacation time is a range of minimum and maximum amounts payable, depending on the amount of vacation time used at the time of termination.

(6)	Insurance benefits are based on a December 2015 monthly payment for health and dental coverage, assuming a total tax rate of 45%.

Compensation Committee Interlocks and Insider Participation

During 2015, none of the Company’s executive officers served on the board of directors (or a compensation committee thereof or other board committee performing equivalent functions) of any entities that had one or more executive officers serve on the Compensation Committee of the Board or the Board. No current or past executive officers or employees of the Company or its subsidiaries serve on the Compensation Committee of the Board or had a relationship disclosable under “Certain Relationships and Related Transactions — Transactions with Related Persons.”

Director Compensation in Fiscal Year 2015

The following table sets forth a summary of the compensation earned by the Company’s directors (other than Mr. Pearson, who is also a named executive officer and whose compensation is reflected in the Summary Compensation Table above) in 2015:

Name	Fees Earned(1) or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Independent Directors
C. Michael Jacobi	80,000	6,130	—	—	86,130
Albert G. Pastino	95,000	6,130	—	—	101,130
C. Turney Stevens	83,500	6,130	—	—	89,630
Christopher Lacovara	100,000	6,130	—	—	106,130
John A. Ward III	86,000	6,130	—	—	92,130
Non-Independent Directors
Dean C. Kehler	65,000	6,130	—	—	71,130

(1)	Includes fees earned in 2015 but paid in 2016.
(2)	On May 21, 2015, each of Messrs. Jacobi, Pastino, Ward, Stevens, Lacovara and Kehler was granted an award of 1,000 shares of restricted stock under the Non-Employee Director Plan. Each of these awards had a grant date fair value of $6,130. The number of unvested restricted stock units held by each director listed in the table above at March 1, 2015 was as follows: Mr. Jacobi (500), Mr. Pastino (500), Mr. Stevens (500), Mr. Lacovara (500), Mr. Ward (500), Mr. Kehler (500).
(3)	As of March 9, 2016, such directors had the following aggregate vested and unvested option awards outstanding.

Name	Option Awards Outstanding (#)
C. Michael Jacobi	5,000
Dean Kehler	—
Christopher Lacovara	—
Albert G. Pastino	15,000
C. Turney Stevens	15,000
John A. Ward III	—

Such awards consist of an option to purchase 5,000 shares granted to each of the Independent Directors on each of June 13, 2008, June 13, 2009 and July 22, 2010. The exercise prices of such options are $11.97, $4.93 and $4.83 per share, respectively, and each such option expires on the 10th anniversary of the applicable grant date. All of such option awards have fully vested.

(4)	Amounts reflect the grant date fair value of stock options in accordance with ASC 718. Grant date fair value is based on the Binary Option Pricing Model (American, call option) pricing model for use in valuing stock options. Assumptions used in the calculation of these amounts are shown in Note 10, “Equity Incentive Plan — Stock Options,” to our audited consolidated financial statements included in our 2012 Annual Report on Form 10-K, filed with the SEC on March 18, 2013 (File No. 814-00735).

Director Compensation Policy

As compensation for serving on the Board, each of the Independent Directors who served in such capacity in 2015 received an annual fee of $60,000 and the non-executive Chairman of the Board of Directors received an additional annual fee of $40,000. In addition, each of the Independent Directors receives $1,500 per Board meeting attended in person and $750 per Board meeting attended telephonically. Employee directors and Non-Independent Directors do not receive compensation for serving on the Board. Independent Directors who serve on Board committees receive cash compensation in addition to the compensation they receive for service on the Board. The chairperson of the Company’s Audit Committee receives an additional $10,000 per year, the lead independent director receives an additional $5,000 per year, and the chairperson of each other committee of the Board receives an additional $5,000 per year and all committee members receive an additional $500 for each committee meeting they attend. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending meetings of the Board.

Pursuant to the Amended and Restated Non-Employee Director Plan (the “Non-Employee Director Plan”), the Independent Directors and other directors who are not officers or employees of the Company (“Non-Employee Directors”) may be issued restricted stock as a portion of their compensation for service on the Board in accordance with the terms of exemptive relief granted by the SEC in August 2008. A description of the Non-Employee Director Plan is provided under “— Equity Incentive Plans — 2008 Non-Employee Director Plan” below.

Equity Incentive Plans

Equity Incentive Plan

Under the Equity Incentive Plan and the exemptive relief, the Company may grant options to acquire shares and other share-based awards, including without limitation restricted shares and options to acquire restricted shares. As of March 9, 2016, 666,166 shares of restricted stock were outstanding, 475,743 shares of restricted stock had vested, 308,507 shares of restricted stock had been forfeited, no options were outstanding and 858,091 shares were available for future grants under the Equity Incentive Plan.

In accordance with the terms of the Equity Incentive Plan, the Board has authorized the Compensation Committee to administer the Equity Incentive Plan, but has retained the authority to make grants. In accordance with the provisions of the Equity Incentive Plan, the Compensation Committee will determine the terms of options and other awards, including:

•	the determination of which employees will be granted options, restricted stock and other awards;
•	the number of shares subject to options, shares of restricted stock and other awards;
•	the exercise price of each option, which may not be less than fair market value (or, if no fair market value exists at the time of issuance, the current net asset value) of the shares subject to the award on the date of grant;
•	the schedule upon which options become exercisable or upon which a restricted stock award vests (including any performance criteria applicable to restricted stock awards);
•	the termination or cancellation provisions applicable to options and restricted stock awards;
•	the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and
•	all other terms and conditions upon which each award may be granted in accordance with the Equity Incentive Plan.

No participant may receive awards of options for over 1,000,000 shares of common stock or over 500,000 shares of restricted stock in any fiscal year. The aggregate number of shares of restricted stock that may be issued under the Equity Incentive Plan may not exceed 10% of the outstanding shares on June 13, 2008, the effective date of the Equity Incentive Plan, plus 10% of the number of shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Equity Incentive Plan. No one person may be granted more than 25% of the shares of restricted stock reserved for issuance under the

Equity Incentive Plan. In addition, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued by the Company, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 20% of the outstanding voting securities of the Company.

The Board or any committee to which the Board delegates authority may, with the consent of any adversely affected Equity Incentive Plan participants and to the extent permitted by law, reprice or otherwise amend outstanding awards consistent with the terms of the Equity Incentive Plan. No share may be repriced other than in accordance with the 1940 Act and the applicable shareholder approval requirements of The Nasdaq Global Select Market.

In the case of a stock dividend, stock split, recapitalization or other similar change, the number and kind of shares subject to options, shares of restricted stock and other stock-based awards then outstanding or subsequently granted under the Equity Incentive Plan, the exercise price of such awards, the maximum number of shares that may be delivered under the Equity Incentive Plan, and other relevant provisions shall be appropriately adjusted by the Board. The Board may also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards, and the terms of outstanding awards to take into consideration extraordinary dividends, consolidations or mergers, acquisitions or dispositions of securities or property (with the exception of those that qualify as “Covered Transaction,” in which case the Board may take any one or more of the actions described above under “ — Potential Payments Upon Termination or Change of Control — Termination of Employment and Change of Control Arrangements — Change of Control Arrangements in the Company’s Equity Incentive Plan”), or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Equity Incentive Plan. However, the exercise price of options granted under the Equity Incentive Plan will not be adjusted unless the Company receives an exemptive order from the SEC or written confirmation from the SEC staff that the Company may do so.

Non-Employee Director Plan

The 2008 Non-Employee Director Plan was originally adopted by the Board and was approved by a vote of the Company’s shareholders at the 2008 Annual Shareholder Meeting (the “Prior Plan”). Effective June 10, 2011, the Prior Plan was amended and restated in accordance with a resolution of the Board and approved by a vote of the Company’s shareholders at the 2011 Annual Shareholder Meeting (as amended, the “Non-Employee Director Plan”). Pursuant to such amendment, the Company is permitted to issue restricted stock, and is no longer permitted to issue any options for common stock, of the Company to Non-Employee Directors. Options granted to Non-Employee Directors prior to the effectiveness of the Non-Employee Director Plan remain outstanding in accordance with the terms of the Non-Employee Director Plan. There are 31,000 shares of common stock currently remaining for issuance under the Non-Employee Director Plan. As of March 31, 2015, 50,000 shares were subject to outstanding options, and there were no additional options available for future grants under the Non-Employee Director Plan. Any options outstanding as of the date of the 2011 Annual Shareholder Meeting are governed in all respects by the terms of the Prior Plan.

Under the Non-Employee Director Plan, the Non-Employee Directors automatically receive 1,000 shares of restricted stock on the date of each annual meeting of shareholders during the term of the plan. The shares immediately vest as to one-half of the restricted stock grant and as to the remaining one-half of the restricted stock grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of shareholders (or meeting in lieu of the annual meeting of shareholders), so that vesting for one hundred percent (100%) of the restricted stock grant occurs one year after the date of grant; provided that the participant is then and since the date of grant has continuously been a Non-Employee Director. In addition, a Non-Employee Director who is appointed to serve on the Board outside of the annual election cycle would automatically be granted a pro rata portion of the restricted stock grant on the date of such appointment to the Board. The grants of restricted stock to Non-Employee Directors under the Non-Employee Director Plan are automatic (subject to the authority of the Board to prevent or limit the granting of restricted stock).

In accordance with the terms of the Non-Employee Director Plan, the Board has authorized the Compensation Committee to administer the Non-Employee Director Plan.

Unless the Board expressly provides otherwise, immediately upon the cessation of the Non-Employee Director’s service (unless upon such termination or within 90 days thereafter such Non-Employee Director becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director), all awards of restricted stock, to the extent not already vested, will be forfeited. However, if the Non-Employee Director ceases providing services as a Non-Employee Director but within 90 days of such cessation becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director, such person shall vest in any unvested restricted shares on the later of (i) the next annual shareholders meeting (in accordance the terms of the Non-Employee Director Plan) or (ii) the date on which such person becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director.

Unless the Board expressly provides otherwise, immediately upon the cessation of the Non-Employee Director’s service, all options awarded under the Prior Plan, to the extent not already vested, terminate, except that:

•	When the Non-Employee Director’s services are ceased for Cause (as defined below), all options, vested and unvested, immediately terminate;
•	For vested options held by the Non-Employee Director immediately prior to his or her death, to the extent then exercisable, the options remain exercisable for the lesser of a period of 180 days following the Non-Employee Director’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of services; and
•	In all other cases, all vested options held by the Non-Employee Director immediately prior to the cessation of his or her services, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of services.

Under the Prior Plan, “Cause” means (i) commission of a felony or of a crime involving moral turpitude, (ii) gross dereliction of duty or (iii) any breach of duty that is materially injurious to the business or reputation of the Company.

The Board may provide in the case of any option award granted under the Prior Plan for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former Non-Employee Director (or, in the case of a former Non-Employee Director who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the option award not exercisable immediately prior to termination of service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of services.

The Non-Employee Director Plan has provisions relating to stock dividends, stock splits, recapitalizations or other changes to outstanding awards, and “Covered Transactions” analogous to those described under “— Equity Incentive Plan” above.

Equity Compensation Plan Information

The following table summarizes certain information regarding the Equity Incentive Plan and the Non-Employee Director Plan as of December 31, 2015:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	50,000	$7.72	891,713	(2)(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	50,000	$7.72	891,713

(1)	The Company’s Equity Incentive Plan and Non-Employee Director Plan.
(2)	Subject to the following additional limitations: The aggregate number of shares of restricted stock that may be issued under the Equity Incentive Plan, the Non-Employee Director Plan, and any other Company executive compensation plan, collectively, may not exceed 10% of the outstanding shares of the Company on the effective date of the Non-Employee Director Plan, plus 10% of the number of shares of the Company’s common stock issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Non-Employee Director Plan. No one person may be granted more than 25% of the shares of restricted stock reserved for issuance under the Equity Incentive Plan. For purposes of calculating compliance with this limit, the Company will count as restricted stock all shares of the Company’s common stock that are issued pursuant to the Non-Employee Director Plan less any shares that are forfeited back to the Company and cancelled as a result of forfeiture restrictions not lapsing. In addition, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued by the Company, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 20% of the outstanding voting securities of the Company.
(3)	The shares issuable under the Company’s Equity Incentive Plan may be issued in the form of options, restricted stock or other stock-based awards. The shares issuable under the Company’s Non-Employee Director Plan may currently be issued in the form of restricted stock.

PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis above, in this proxy statement describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and Board made in 2015 with respect to the compensation of the named executive officers. The Board is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal, which is sometimes referred to as a “say-on-pay vote,” is provided as required pursuant to Section 14A of the Exchange Act.

As described in the Compensation Discussion and Analysis, the Company’s executive compensation program embodies a pay-for-performance philosophy that supports KCAP Financial’s business strategy and aligns the interests of its executives with those of its shareholders, with the objective of attracting, retaining and motivating the best possible executive talent and avoiding risks that would be reasonably likely to have a material adverse effect on the Company. For these reasons, the Board is asking shareholders to support this proposal. Although the vote the Board is asking you to cast is non-binding, the Compensation Committee and the Board value the views of shareholders and will consider the outcome of the vote when determining future compensation arrangements for the Company’s named executive officers.

THE BOARD RECOMMENDS A VOTE
“FOR”
THE ADVISORY PROPOSAL TO APPROVE
THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

No person is deemed to control us, as such term is defined in the 1940 Act.

The following table sets forth, as of March 9, 2016, information with respect to the beneficial ownership of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors and each named executive officer; and
•	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2016 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 37,166,781 shares of our common stock outstanding as of March 9, 2016.

Unless otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, except to the extent authority is shared by spouses under applicable law, and maintains an address of c/o KCAP Financial Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017.

Name and Address	Number of Shares	Percentage of Class	Dollar Range of Equity Securities ($)(1)
Directors and Executive Officers:
Independent Directors
C. Michael Jacobi(2)	45,460	*	$	>100,000
Christopher Lacovara(3)	581,134	1.6%	$	>100,000
Albert G. Pastino(2)	24,497	*		$50,001 – 100,000
C. Turney Stevens(2)	21,500	*		$50,001 – 100,000
John A. Ward III	3,000	*		$1 – 10,000
Non-Independent Directors
Dean C. Kehler(5)	1,671,000	4.5%	$	>100,000
Dayl W. Pearson(6)	360,996	*	$	>100,000
Executive Officers
R. Jon Corless(6)	117,083	*	$	>100,000
Edward U. Gilpin(6)(7)	133,674	*	$	>100,000
Daniel P. Gilligan(6)	81,269	*	$	>100,000
Directors and Executive Officers as a Group (10 persons)	3,039,613	8.18%

*	Less than 1%.
(1)	Based on the closing price of the Company’s common stock on March 9, 2016 of $3.14.
(2)	Includes (a) 15,000 shares of common stock issuable pursuant to options granted under the 2008 Non-Employee Director Plan that are currently exercisable to each of Messrs. Jacobi, Pastino and Stevens; and (b) 2,000 shares of common stock issuable as restricted stock granted under the Amended and Restated Non-Employee Director Plan to each of Messrs. Jacobi, Pastino and Stevens.
(3)	Excludes shares of common stock held by the KKAT Entities. Mr. Lacovara is a member of the KKAT Entities and therefore may have a pecuniary interest in certain of the shares held by the KKAT Entities. Mr. Lacovara disclaims beneficial ownership of the shares held by the KKAT Entities except to the extent of their respective pecuniary interests therein and 1,000 shares of common stock issuable as restricted stock granted under The Amended and Restated Non-Employee Director Plan to Mr. Lacovara.

(4)	Includes 1,800,000 shares acquired by Mr. Kehler as consideration for his indirect sale of certain property and limited liability company interests in Trimaran Advisors, L.L.C. to KCAP Financial on February 29, 2012. Mr. Kehler indicated that he has sole dispositive and voting power over 725,000 of such shares which were delivered at the closing of the transaction.
(5)	Shares of restricted stock granted under the Equity Incentive Plan to Messrs. Pearson, Gilpin, Corless and Gilligan on May 6, 2013. One half of the restricted stock award will vest on each of the third and fourth anniversaries of the grant date, May 6, 2013.
(6)	Shares of restricted stock granted under the Equity Incentive Plan to Mr. Gilpin on June 15, 2012 will vest on each of the third and fourth anniversaries of the grant date, June 15, 2012.

The Board has established stock ownership guidelines pursuant to which the Company’s directors and executive officers are required to achieve and maintain minimum levels of stock ownership. Our Corporate Governance and Stock Ownership Guidelines may be found at http://www.kcapfinancial.com/under “Committees & Charters” in the “Corporate Governance” section of our website.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of KCAP Financial’s common stock to file initial reports of ownership and reports of changes in ownership of KCAP Financial’s common stock with the SEC and, to the extent such reports are not filed through the SEC’s EDGAR system, The Nasdaq Global Select Market. KCAP Financial is required to disclose in its annual report on Form 10-K and its proxy statement any failure to file these reports by the required due dates. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, the Company believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the last completed year, except that Messrs. Corless, Gilpin, Jacobi, Kehler, Lacovara, Pastino, Stevens and Ward each did not timely file a Form 4 for a transaction during the completed year, but such Forms 4 were subsequently filed. In making the above statements, the Company has relied upon the written representations of its directors and Section 16 officers.

TRANSACTIONS WITH RELATED PERSONS

KCAP Financial has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the Independent Directors and, in some cases, the SEC. The affiliates with which the Company may be prohibited from transacting include its officers, directors and employees and any person controlling or under common control with the Company.

In addition, the Company adopted and maintains a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements and applicable law. A copy of the code of ethics is available on the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

PROPOSAL 3:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In March 2014, the Audit Committee of the Board conducted a review of the selection of the Company’s independent registered public accounting firm. As part of this process, the Company contacted other independent registered public accounting firms and solicited input from them on their ability to provide the audit services that the Company requires. Specifically, the Company sought detailed information about their experience auditing other BDCs that have elected to be taxed as regulated investment companies. The Company contacted these other independent registered public accounting firms for the audit of its annual financial statements for the fiscal year ending December 31, 2014.

On March 21, 2014, upon the recommendation of the Audit Committee of the Board, the Board appointed EY to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2014, subject to ratification by our stockholders.

On March 21, 2014, the Board elected to not renew their engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. The Board’s decision was recommended by the Audit Committee of the Board.

Grant Thornton’s reports on the Company’s financial statements for the fiscal years ended December 31, 2013, 2012, and 2011 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013, 2012, and 2011, and through March 21, 2014, there were no (a) disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of such disagreements in its reports on the financial statements for such years or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2013, 2012 and 2011, and through March 21, 2014, the Company did not consult with EY with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written report or oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

On April 6, 2015, upon the recommendation of the Audit Committee of the Board, the Board re-engaged EY to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2015, subject to ratification by the Company’s stockholders.

On March 18, 2016, upon the recommendation of the Audit Committee of the Board, the Board re-engaged EY to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2016.

It is expected that a representative of EY will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

The following table presents fees for professional services rendered by EY for fiscal year ended 2015 and for fiscal year ended 2014.

	2015	2014
Audit Fees(1)	$857,000	$1,140,000	(2)
Audit-Related Fees(3)	—	—
Tax Fees(4)	—	—
All Other Fees	30,428	30,000
Total Fees	$887,428	$1,170,000

(1)	Audit fees represent fees and expenses for the annual audit, including the audit of the Company’s annual financial statements, quarterly reviews, comfort letters, statutory and regulatory filings, and consents and other services related to registered and unregistered offerings of the Company’s securities.
(2)	2014 fees have been revised from what was included in the prior year due to additional billings incurred.
(3)	Audit-related fees represent services such as consultations, due diligence and attest services not required by statue or regulation.
(4)	Tax fees represent services in conjunction with preparation of the Company’s tax return.

In addition to the services listed above, EY provided audit and other services to the Company’s wholly-owned, unconsolidated subsidiaries and certain other affiliates. The fees for such services are as follows:

	2015	2014
AMA & CLO Audit Fees	$426,400	$450,000
Tax Services for CLOs	132,000	154,000
All Other Fees	209,420	247,500
	$767,820	$851,500

The fees for such services are included in the expenses of the unconsolidated subsidiaries and/or affiliates. These amounts are not included in the expenses of the Company.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by its independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by its independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible audit and non-audit services. The Audit Committee can delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full Audit Committee at its scheduled meetings.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF
ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF
THE COMPANY FOR THE CURRENT YEAR.

OTHER MATTERS

Attending the Meeting

The Meeting will take place at the office of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the 2017 Annual Meeting of Shareholders, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than November 25, 2016, and, if the date of the 2017 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2016 Annual Meeting of Shareholders, a reasonable time before the Company begins to print and send its materials for the 2016 Annual Meeting of Shareholders, and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals Other than Pursuant to Rule 14a-8

Under the Company’s bylaws, any shareholder of KCAP Financial may nominate candidates for election to the Board and bring any other matter before an annual meeting (other than the matters to be included in the Company’s proxy statement following the procedures described above) if the shareholder (i) is a shareholder of record on the date of the giving of the notice, as provided below, (ii) is a shareholder of record on the record date for the determination of shareholders entitled to vote at such meeting and (iii) complies with the notice procedures set forth below.

In addition to any other applicable requirements, for a nomination or other proposal to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, no less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary relating to election of directors must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be in proper written form, a shareholder’s notice to the Secretary relating to any other matter must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The deadline for receipt of timely notice of shareholder proposals for submission to the 2017 Annual Meeting of Shareholders is February 20, 2017. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Communications to the Board

Shareholders may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors, c/o Corporate Secretary, KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, in an envelope clearly marked “Shareholder Communication.” The Corporate Secretary’s office will forward such correspondence unopened to one or more members of the Board, unless the envelope specifies that it should be delivered to a specific director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to KCAP Financial, Inc., Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or calling Investor Relations at (212) 455-8300.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (without exhibits, unless otherwise requested), is provided to shareholders concurrently with this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials.

We will provide without charge to each solicited shareholder a copy of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015 upon written request. The written request for such exhibits should be directed to KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Edward U. Gilpin, Secretary. Such request must set forth a good faith representation that the requesting party was a beneficial owner of our common stock on the Record Date. The Annual Report with exhibits is also available at no cost through the SEC’s EDGAR database available at www.sec.gov.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 3, 2016: The proxy statement and 2015 annual report are available at www.proxyvote.com.

General Information

Management knows of no other business which may be properly brought before the Meeting. However, if any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Stockholders may contact the Company by mail to KCAP Financial, Inc., Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or by calling Investor Relations at (212) 455-8300 for directions to attend the Meeting and vote in person.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the proxy in the enclosed stamped, self-addressed envelope or to vote electronically or by telephone.

By order of the Board.

Edward U. Gilpin
Secretary

KCAP FINANCIAL, INC
ATTN: AMANDA KELLY
295 MADISON AVENUE, 6TH FLOOR
NEW YORK, NY 10017

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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1
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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 C. Turney Stevens 02 John A. Ward III 03 Dean C. Kehler

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000279491_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

KCAP FINANCIAL, INC
Annual Meeting of Shareholders
May 3, 2016 9:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dayl. W. Pearson and Edward U. Gilpin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of KCAP FINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the 2016 Annual Meeting of shareholder(s) to be held at 9:30 AM, EDT on May 3, 2016, at 295 Madison Ave, 6th Floor, New York, New York 10017, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with The Board of Directors' recommendations.

Continued and to be signed on reverse side

0000279491_2 R1.0.1.25